Exhibit 10.4

Amendment No. 1 dated December 14, 2025 (the “Amendment”) entered into by and among (i) Avalon Globocare Corp., a Delaware corporation (“Purchaser”), (ii) Avalon Quantum AI, LLC, a Nevada limited liability company and a wholly-owned Subsidiary of Purchaser (“Merger Sub”), and (iii) RPM Interactive, Inc., a Nevada corporation (the “Company”), which hereby amends the Agreement and Plan of Merger dated December 12, 2025 (the “Merger Agreement”) entered into by and among Purchaser, Merger Sub and the Company.

The Merger Agreement is hereby amended as follows:

1. The second sentence of Section 5.7(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following sentence:

“The Purchaser shall use its commercially reasonable efforts to hold the Purchaser Special Meeting on May 12, 2026 or as soon thereafter as is reasonably practicable with the recommendation of the Purchaser’s board of directors that such proposal(s) be approved.”

Except as set forth above, the Merger Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

Purchaser:

AVALON GLOBOCARE CORP.

By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer

Merger Sub:

AVALON QUANTUM AI, LLC

By:	/s/ Luisa Ingargiola
AVALON GLOBOCARE CORP., Managing Member
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer

The Company:

RPM INTERACTIVE, INC.

By:	/s/ Darin Myman
	Name:	Darin Myman
	Title:	President